UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of report (Date of earliest event reported) January 11, 2023

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, Digital Brands Group, Inc. (the “Company”) attended a hearing before the Nasdaq Hearings Panel (the “Panel”) on September 8, 2022, at which hearing the Company presented its plan to evidence compliance with the $2.5 million stockholders’ equity and $1.00 bid price requirements for continued listing on The Nasdaq Capital Market (“Nasdaq”), as set forth in Nasdaq Listing Rules 5550(b)(2) (the “Equity Rule”) and 5550(a)(1) (the “Bid Price Rule”), respectively.

As previously disclosed, the Panel subsequently granted the Company’s request for continued listing on Nasdaq, subject to the Company evidencing compliance with the Bid Price Rule and the Equity Rule by November 17, 2022, and January 17, 2023, respectively, among other conditions.

On November 29, 2022, Nasdaq formally notified the Company that it had regained compliance with the Bid Price Rule.

The Company is filing this Current Report on Form 8-K to demonstrate compliance with the Equity Rule, as required by the final, January 17th, 2023, term of the Panel’s decision in this matter. As of the date of the filing of this report, the Company believes it has stockholders’ equity of at least $2.5 million and thereby satisfies all applicable criteria for continued listing on The Nasdaq Capital Market, including the Equity Rule.

The increase in stockholders’ equity is the result of i) the conversion of $8.1 million of debt held by Oasis Capital, LLC and FirstFire Global Opportunities Fund, LLC (the “Oasis/FirstFire Debt”) into common stock, ii) the elimination of an aggregate of $9.1 million of liabilities from the balance sheet, which includes $1.69 million of derivative liabilities that were eliminated upon the conversion of the Oasis/FirstFire debt and $7.9 million of contingent consideration that was eliminated following the Company’s settlement with the former owners of Harper & Jones, LLC, and iii) $9.15 million of net proceeds from the Company’s public offering that closed on December 1, 2022.

The Company is awaiting Nasdaq’s formal determination that the Company has evidenced compliance with all appliable continued listing criteria as required by the Panel’s decision and will provide an update once available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: January 12, 2023

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer